Skye Bioscience Appoints Kaitlyn Arsenault as Chief Financial Officer
SAN DIEGO, CA, October 5, 2021 -- Skye Bioscience, Inc. (OTCQB: SKYE) (“Skye”), a biopharmaceutical company developing proprietary cannabinoid-derived molecules to treat diseases with significant unmet need, has appointed Kaitlyn Arsenault, CPA, as Chief Financial Officer. Ms. Arsenault brings over 14 years of experience in accounting, auditing, financial reporting, mergers and acquisitions, as well as business operations in the life science and technology sectors.
"On behalf of the board and management of Skye, I am pleased to welcome Kait to our executive leadership team at this pivotal point in our growth," said Punit Dhillon, CEO. "Her extensive background working with publicly traded companies in the areas of financial reporting, technical accounting and the implementation of financial controls will play an important role for Skye as we advance our clinical development programs and achieve future growth objectives."
“I am honored to step into the CFO role at this important time for Skye,” said Ms. Arsenault. “I look forward to working with Punit and the Skye team to build on the company’s momentum and strong business fundamentals while advancing its strategic and financial priorities and its commitments to all stakeholders.”
Prior to her appointment as CFO of Skye, she served as an independent consultant for emerging public and private companies, including Skye for the past six years, providing expertise and addressing complex issues related to SEC reporting, technical accounting, stock-based compensation, and revenue recognition, among other subjects. She also served as Assurance Manager in Friedman LLP's SEC practice, gaining public and private audit engagement experience across multiple industries.
Ms. Arsenault received her Bachelor of Science degree in accounting from Ramapo College of New Jersey and is a Certified Public Accountant.

About Skye Bioscience
Skye Bioscience Inc. is a biopharmaceutical company unlocking the pharmaceutical potential of cannabinoids through the development of its proprietary cannabinoid-derived molecules to treat diseases with significant unmet needs. The company’s lead program, THCVHS, is focused on treating glaucoma, the world’s leading cause of irreversible blindness. For more information, please visit: www.skyebioscience.com.
CONTACT
Karam Takhar
VP, Corporate Development & Investor Relations
Email: ir@skyebioscience.com
Phone: (858) 410-0266
FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding our product development, business strategy, timing of clinical trials and commercialization of cannabinoid-derived therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Skye’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.